SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 30, 2003 (June 29, 2003)

Dean Foods Company

(Exact name of registrant as specified in its charter)

Delaware	1-12755	75-2559681

(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2515 McKinney Avenue, LB 30, Suite 1200
Dallas, Texas 75201

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code:
(214) 303-3400

Item 5. Other Events.

On June 30, 2003, Dean Foods Company, a Delaware corporation (the “Company”) and Horizon Organic Holding Corporation, a Delaware corporation (“Horizon Organic”) jointly issued a press release, a copy of which is filed herewith as Exhibit 99.1, announcing that they had entered into a definitive merger agreement. The merger agreement provides for the merger of Capricorn Acquisition Sub, Inc., a Delaware corporation and a wholly owned Subsidiary of the Company (the “Merger Sub”), with and into Horizon Organic. The sole consideration to be paid by the Company in connection with the merger shall be immediately collectible cash funds in the aggregate amount of $24.00 US per share of Horizon Organic’s common stock, par value $.001 per share, issued and outstanding immediately prior to the date and time the merger becomes effective The merger agreement contains customary closing conditions, including approval by the stockholders of Horizon Organic and termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c)	Exhibits

99.1	Press Release dated June 30, 2003.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 30, 2003	DEAN FOODS COMPANY
By: /s/ Ronald H. Klein Ronald H. Klein Senior Vice President – Corporate Development

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INDEX TO EXHIBITS

Exhibit Number	Description

99.1	Press Release dated June 30, 2003.